UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 1, 2024

Adial Pharmaceuticals, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-38323	82-3074668
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4870 Sadler Road, Ste 300

Glen Allen, VA 23060

(Address of principal executive offices and zip code)

(804) 487-8196

(Registrant’s telephone number including area code)

1180 Seminole Trail, Ste 495

Charlottesville, VA 22901

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock	ADIL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On March 1, 2024, Adial Pharmaceuticals, Inc. (the “Company”) entered into a warrant inducement agreement (the “Inducement Agreement”) with a certain holder (the “Holder”) of the Company’s warrants to purchase shares of the Company’s common stock, par value $0.001 per share (the “common stock”), issued in a private placement offering that closed on October 24, 2023 (the “Existing Warrants”). Pursuant to the Inducement Agreement, the Holder of the Existing Warrants agreed to exercise for cash the Existing Warrants to purchase up to approximately 1,150,000 shares of common stock, at an exercise price of $2.82 per share. The transactions contemplated by the Inducement Agreement closed on March 6, 2024. The Company received aggregate gross proceeds of approximately $3.5 million, before deducting placement agent fees and other expenses payable by the Company.

In consideration of the Holder’s immediate exercise of the Existing Warrants and the payment of $0.125 per New Warrant (as such term is defined below) in accordance with the Inducement Agreement, the Company issued unregistered Series C Warrants (the “New Warrants”) to purchase 2,300,000 shares of common stock (200% of the number of shares of common stock issued upon exercise of the Existing Warrants) (the “New Warrant Shares”) to the Holder of Existing Warrants.

In addition, pursuant to the Inducement Agreement, and subject to certain exceptions, the Company agreed not to, until 30 days from the closing of the transactions contemplated by the Inducement Agreement, (i) enter into or effect any issuance of common stock or Common Stock Equivalents (as defined in the Inducement Agreement), or (ii) file any registration statement or any amendment or supplement to any existing registration statement, subject to certain exceptions.

The issuance of the shares of common stock underlying the Existing Warrants have been registered pursuant to an existing registration statement on Form S-1 (File No. 333-275397), which was declared effective by the Securities and Exchange Commission (the “SEC”) on November 16, 2023.

The Company agreed in the Inducement Agreement to file a registration statement to register the resale of the New Warrant Shares (the “Resale Registration Statement”) on or before forty-five (45) days from the initial closing of the transactions contemplated by the Inducement Agreement, and to use commercially reasonable efforts to have such Resale Registration Statement declared effective by the SEC within sixty (60) days (or, in the event of a full review, ninety (90) calendar days) following the date of filing the Resale Registration Statement.

The Company expects to use the net proceeds from these transactions for working capital and other general corporate purposes.

H.C. Wainwright & Co., LLC (“Wainwright”) served as the Company’s exclusive placement agent in connection with the transactions described in the Inducement Agreement, and the Company paid Wainwright (i) a cash fee equal to 7.0% of the aggregate gross proceeds received from the Holder upon exercise of the Existing Warrants and purchase of the New Warrants, (ii) a management fee of 1.0% of the aggregate gross proceeds received from the Holder upon exercise of the Existing Warrants and purchase of the New Warrants, (iii) a non-accountable expense allowance of $25,000, and (iv) $50,000 for legal fees and other out-of-pocket expenses. In addition, the Company issued to Wainwright or its designees warrants to purchase up to 69,000 shares of common stock (the “Placement Agent Warrants”). The Placement Agent Warrants have substantially the same terms as the New Warrants, except that the Placement Agent Warrants have an exercise price equal to $3.525, or 125% of the offering price per share of common stock underlying the New Warrants.

Terms of the New Warrants

The New Warrants have an exercise price of $2.82 per share, subject to adjustment as provided in the New Warrants, will be exercisable immediately and be exercisable until eighteen (18) months from the date of issuance. If at the time of exercise on a date that is after the 90th day anniversary of the issuance date of the New Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for the resale of the New Warrant Shares by the Holder, then the New Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise.”

The exercise price and the number of shares of common stock issuable upon exercise of each New Warrant are subject to appropriate adjustments in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the common stock. In the event of a fundamental transaction, as described in the New Warrants, the holders of the New Warrants will be entitled to receive upon exercise of the New Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the New Warrants immediately prior to such fundamental transaction. In addition, in certain circumstances, upon a fundamental transaction, the holder will have the right to require us to repurchase its New Warrants at the Black Scholes Value; provided, however, that, if the fundamental transaction is not within the Company’s control, including not approved by the Company’s board of directors, then the holder shall only be entitled to receive the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the New Warrant, that is being offered and paid to the holders of common stock in connection with the fundamental transaction.

The Company may not affect the exercise of New Warrants, and the applicable Holder will not be entitled to exercise any portion of any such New Warrants, which, upon giving effect to such exercise, would cause the aggregate number of shares of common stock beneficially owned by the holder of such New Warrants (together with its affiliates) to exceed 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such New Warrants.

Except as otherwise provided in the New Warrants or by virtue of the Holder’s ownership of shares of common stock, such holder of New Warrants does not have the rights or privileges of a holder of common stock, including any voting rights, until such holder exercises such holder’s New Warrants. The New Warrants will provide that the holders of the New Warrants have the right to participate in distributions or dividends paid on shares of common stock.

The foregoing descriptions of each of the Inducement Agreement, the New Warrants and the Placement Agent Warrants do not purport to be complete and are each qualified in their entirety by reference to the full text of the forms of the Inducement Agreement, the New Warrant and the Placement Agent Warrants, copies of which are filed as Exhibits 10.1, 4.1 and 4.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The New Warrants described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosure required by this Item and included in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. Neither the New Warrants, the New Warrant Shares, the Placement Agent Warrants nor the shares of common stock issuable upon exercise of the Placement Agent Warrants have been registered under the Securities Act, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

Item 8.01. Other Events.

On March 1, 2024, the Company issued a press release announcing the transactions contemplated pursuant to the Inducement Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
4.1	Form of New Warrant
4.2	Form of Placement Agent Warrant
10.1	Form of Warrant Inducement Agreement by and between Adial Pharmaceuticals, Inc. and Holder
99.1	Press release issued by Adial Pharmaceuticals, Inc. on March 1, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 6, 2024	ADIAL PHARMACEUTICALS, INC.

	By:	/s/ Cary J. Claiborne
	Name:	Cary J. Claiborne
	Title:	President and Chief Executive Officer

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